Exhibit 99.3

CONSENT OF VALUCORP INTERNATIONAL, INC.

We consent to the reference of, and the statements attributed to, the opinion of our firm in the Registration Statement on Form S-4 of Owens Realty Mortgage, Inc., and the inclusion of our report and opinion as an exhibit and annex, respectively, to such Registration Statement.

ValuCorp International, Inc.

/s/ Michael S. Gilburd

October 5, 2012
Michael S. Gilburd, ASA, MST, CPA (NYS- Inactive)
President